                               RELIABILITY INCORPORATED

                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant      X
                            ---
Filed by a Party other than the Registrant
                                                   ---
Check the appropriate box:
    Preliminary Proxy Statement
---
    Confidential, for Use of the Commission Only (as permitted by
---           Rule 14a-6(e)(2))

 X  Definitive Proxy Statement
---
    Definitive Additional Materials
---
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---
                               Reliability Incorporated
                   (Name of Registrant as Specified in Its Charter)
                               Reliability Incorporated
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
 X  No fee required
---
    $125 per Exchange Act Rules  O-11(c)I(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2).
--- of Schedule 14A.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
---
    1)   Title of each class of securities to which transaction applies:
    2)   Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    4)   Proposed maximum aggregate value of transaction:
    5)   Total fee paid:

    Fee paid previously with preliminary materials.
---
--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:   -0-
         2)   Form Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:   March 16, 1998

                               RELIABILITY INCORPORATED

                                    16400 Park Row
                                 Houston, Texas 77084

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               TO BE HELD APRIL 29, 1998




To the Shareholders of
Reliability Incorporated:

    Notice is hereby given that the 1998 annual meeting of shareholders of Reliability Incorporated (the "Company") will be held in the offices of the Company at 16400 Park Row, Houston, Texas 77084, on April 29, 1998, at 10:00 a.m. Houston time, for the following purposes:

    1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are elected.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 6, 1998, as the record date for determination of shareholders entitled to notice of, and to vote at, such meeting.

    Regardless of whether you expect to attend the meeting in person, you are requested to fill in, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. No postage need be affixed if such envelope is mailed in the United States.

                                             By order of the Board of Directors,



                                                               Max T. Langley
                                                                  Secretary







Date:  March 19, 1998

                               RELIABILITY INCORPORATED

                                    16400 Park Row
                                 Houston, Texas 77084

                                    PROXY STATEMENT
                                          FOR
                            ANNUAL MEETING OF SHAREHOLDERS


Solicitation and revocation of proxies

    The accompanying proxy is solicited by Reliability Incorporated, a Texas corporation (the "Company"), for use in connection with the 1998 annual meeting of shareholders of the Company. Although proxies will be solicited primarily by mail, employees of the Company may personally aid in such solicitation. The Company will make arrangements with brokerage houses and banks for forwarding proxy materials to the beneficial owners of shares registered in brokers' and banks' names. All solicitation costs will be borne by the Company. All properly signed proxies will be voted, and, where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specification so made. If no specification is made, the shares will be voted FOR all nominees for director. Any shareholder giving a proxy may revoke it at any time before it is used at the meeting by giving written notice of revocation to the secretary of the Company or by signing and delivering to the secretary of the Company a proxy bearing a later date.

    Proxy materials are expected to be mailed or delivered to shareholders on or about March 19, 1998.

Voting at the meeting

    Only holders of record of the Company's Common Stock (the "Common Stock") at the close of business on March 6, 1998, will be entitled to vote at the meeting. As of such date, 6,063,578 shares were issued and outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote; shareholders do not have the right to cumulate their votes with respect to the election of directors. Directors are elected by a majority vote of those shares present and voting at the meeting.

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

                               OWNERSHIP OF COMMON STOCK

Principal stockholders

    As of February 13, 1998, each of the following persons beneficially owned 5% or more of the 6,059,156 shares of Common Stock then outstanding:

                             Voting shares           Dispositive shares
                          and percent of total      and percent of total
Name and address             outstanding (1)           outstanding (2)
----------------          --------------------      --------------------

Dimensional Fund
   Advisors Inc.                428,600    (7.07%)(3)    428,600   (7.07%)
     1299 Ocean Avenue,
     11th Floor
     Santa Monica, CA

Fidelity Low-Priced
   Stock Fund                  546,000    (9.01%)       546,000   (9.01%)
    82 Devonshire Street
    Boston, MA

--------------------
(1)    Shares as to which the shareholder has voting power.
(2)    Shares as to which the shareholder has power to dispose.
(3) Dimensional Fund Advisors Inc. in a Schedule 13G, reported sole power to vote 260,900 shares and that certain persons in their capacity as officers of Dimensional vote an additional 167,700 shares, in addition to voting the 260,900 shares.
--------------------

    Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 428,600 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

    Edward C. Johnson, III, owns approximately 12% and Abigail P. Johnson owns approximately 25% of the stock of FMR Corp., which controls Fidelity Management & Research Company ("Fidelity"), the investment advisor to the Fidelity Low-Priced Stock Fund ("Fund"). Members of the Edward C. Johnson, III family and trusts for their benefit constitute a group controlling Fidelity. The Fund's shares are voted by Fidelity under guidelines established by the Board of Trustees of the Fund; the Johnson family, through its control of Fidelity, has the sole power to dispose of the Fund's shares.

    The Company's Employee Stock Savings Plan (the "Plan") owns a total of 635,578 shares (10.5% of the 6,063,156 shares of Common Stock outstanding as of February 27, 1998) of Common Stock. Each employee of the Company who participates in the Plan may direct the Trustee of the Plan on how to vote the stock beneficially owned by such employee and, under certain circumstances, the employee can direct the sale of some or all of the shares

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

held for his benefit. No employee owns 5% or more of the Company's shares through the Plan.

Security ownership of management

    The following table sets forth, as of March 6, 1998, the amount of Common Stock owned by the directors of the Company, the nominees for director, each executive officer named in the compensation table and all directors and officers as a group.

                                          Amount and nature of
                                          beneficial ownership
                                          --------------------
                                     Voting
                                        and            Other
   Name of individual              investment       beneficial          Percent
        or group                    power (1)      ownership (2)   of class (3)
   ------------------              ----------      -------------   ------------
Larry Edwards                          124,600           36,915            2.66%
W. L. Hampton                             -0-              -0-              -0-
John R. Howard                           2,100             -0-               *
Thomas L. Langford                       4,000             -0-               *
A. C. Lederer, Jr.                       5,000             -0-               *
Philip Uhrhan                              -0-             -0-              -0-
James M. Harwell                        10,000           21,783              *
Paul Nesrsta                               -0-           11,486              *
Max T. Langley                          28,200           26,439              *
Robert W. Hildenbrand, Jr.               4,000           19,648              *
All executive officers
  and directors as a
  group (eleven persons)               178,500          116,418            4.86

--------------------
*     Less than 1%

(1) Each person has the sole power to vote and dispose of the shares shown except that Messrs. Edwards, Langley and Hildenbrand have shared power with their respective spouses to vote and dispose of the 124,600, 28,200 and 4,000 shares, respectively, reported above.

(2) Represents shares allocated to the executive officer through his participation in the Company's Employee Stock Savings Plan (the "Plan"), according to the latest statement for said Plan which is as of December 31, 1997. Employees have the power to vote all shares held in the Plan and, under certain circumstances, the employee can direct the sale of some or all of the shares held for his benefit.

(3) The percent stated in this column is based on the total beneficial ownership of the individual or group as a percent of the 6,063,578 shares of Common Stock outstanding as of March 6, 1998.
--------------------

    The Company is not aware of any contractual arrangement the operation of which may at any subsequent date result in a change in control of the Company.

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT


                                 ELECTION OF DIRECTORS

    At the meeting, six directors are to be elected. Each director will hold office until the next annual meeting of shareholders and until his successor is elected and qualifies. The persons named as proxy holders in the accompanying form of proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named in the following table unless authority to vote for all or any of such nominees is withheld on such proxy.


                                    Number and percent    Other positions and
                                       of shares of        offices presently
                                      Common Stock of     held with the Company
                                    the Company benefi-   (and other present
                   Director          cially owned as of   principal occupation
     Name            since   Age      March 6, 1998(1)       if different)
     ----          --------  ---   --------------------   ------------------
Larry Edwards         1995    56   161,515 (2)    2.66%   Chairman of the Board
                                                           of Directors,
                                                           President and Chief
                                                           Executive Officer
W.L. Hampton          1984    69       -0-         -0-    (retired)
John R. Howard(3)     1971    64     2,100          *     (attorney-at-law)
Thomas L. Langford    1980    56     4,000          *     (Executive Vice
                                                           President, Stone
                                                           and Webster, Inc.)
A.C. Lederer, Jr.(3)  1972    84     5,000          *     (investor)
Philip Uhrhan         1997    48       -0-         -0-    (Vice President
                                                           Finance, Solvay
                                                           America, Inc.)
---------------------------
*      Less than 1%

(1) Except as otherwise noted, each director has the sole power to vote and to dispose of the shares shown in this table as being beneficially owned by him.

(2) Mr. Edwards has shared power with his wife to vote and dispose of 124,600 shares. The remaining 36,915 shares are held in the Employee Stock Savings Plan; Mr. Edwards can vote Plan shares, but the power to direct the sale of these shares is limited.

(3) The wife of A. C. Lederer, Jr. is a sister of John R. Howard. There is no other family relationship among the persons named in this table.
---------------------------

    Mr. Edwards has been President and Chief Executive Officer of the Company since 1993 and has been a Director and Chairman of the Board of Directors since 1995. From 1990 to 1993, he served as President and Chief Operating Officer of the Company. Mr. Edwards joined the Company in 1977 as Manager of Engineering, Planning and Manufacturing Systems, and subsequently held the positions of Vice President - Operations, Corporate Vice President - Systems, and Executive Vice President - Systems.

    Mr. Hampton has been a Director of the Company since 1984. Mr. Hampton was President of S.I.P. Engineering, Inc., an engineering and construction company, from 1984 until his retirement in 1993.

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

    Mr. Howard has been a Director of the Company since 1971. He is and has been for more than five years an attorney in private practice.

    Mr. Langford has been a Director of the Company since 1980. Mr. Langford's principal occupation has been that of Executive Vice President and Chief Financial Officer of Stone and Webster, Inc., a professional engineering, construction and consulting company, since 1997. He was President of Parsons Corporation, an engineering and construction company, from 1991 until 1996.

    Mr. Lederer has been a Director of the Company since 1972 and was Chairman of the Board of Directors of the Company from 1993 until 1995. Mr. Lederer's principal occupation has been that of an investor for more than the last five years.

    Mr. Uhrhan has been a Director of the Company since September 1997. Mr. Uhrhan's principal occupation has been that of Vice President Finance of Solvay America, Inc., a chemical and pharmaceuticals company, since 1996. Mr. Uhrhan was a Partner with Ernst and Young LLP for more than five years prior to his employment by Solvay America, Inc.

    Management has no reason to believe that any person proposed to be elected a director will be unwilling or unable to serve if elected. If such a situation arises, proxies will be voted for a nominee selected by the Board of Directors of the Company.

Board of Directors' meetings and committees

    The Company's Board of Directors held four meetings during 1997. All incumbent directors attended 75% or more of the meetings of the Board of Directors.

    The Company's audit committee, composed of Messrs. Howard (until December
1997), Langford, and Uhrhan, met two times during 1997, and all incumbent members attended the meetings. Mr. Howard, in December 1997, resigned as a member of the audit committee and was elected as a member of the compensation committee. The audit committee reviews and approves all services to be performed by independent auditors and the fees therefor, consults with independent auditors and management with respect to internal controls and other financial matters and reviews the results of the year-end audit and other reports of independent auditors.

    The compensation committee, composed of Messrs. Lederer, Hampton, and Howard, met two times during 1997, and all incumbent members attended all meetings. The functions of the compensation committee are to review executive compensation and benefit plans and recommend changes therein and to make recommendations to the Board of Directors concerning executive salaries and incentive plans for the Company.

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

Compensation Committee report on executive compensation

                         REPORT OF THE COMPENSATION COMMITTEE
                               ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") of Reliability Incorporated submits this report on executive compensation to the Board of Directors and the Company's shareholders. This report covers components of executive compensation and the bases for the Committee's compensation decisions. The Committee's goals are to establish compensation for executive officers that ensures a fair and competitive salary and additional incentive compensation which is related directly to the financial success of the Company and the performance of the officers and to motivate executive personnel to achieve corporate objectives that will contribute to the overall goal of maximizing shareholder value. A fundamental principle of the compensation program is to align the amount of an executive's total compensation with his contribution to the success of the Company in creating shareholder value. The program has the following components:

Base salary

    Salaries for the chief executive officer ("CEO") and each other executive
officer are set annually.   The Committee strives to set salaries that are
competitive with those paid by companies of similar size and revenue in the industry. The Company utilizes the currently available American Electronics Association Executive Compensation Survey ("AEA Compensation Survey") to determine appropriate and competitive salaries.

    In 1996, the salary of the CEO was increased 6% and the raises for the other executive officers ranged from 4% to 6%. In 1997, the salary of the CEO was increased 6% and the raises for the other executives ranged from 3% to 7%. The raises in 1996 and 1997 for the CEO and executive officers varied depending on the performance of the individual executive and the financial success of the industry segment, division or subsidiary for which the executive was responsible. In addition, the Committee reviewed the overall financial performance of the Company, its gross, operating, and net profits, the performance of the Company's officers and the business plan for 1997, as well as the applicable AEA Compensation Survey, to determine appropriate and competitive salaries. The Committee considered salaries paid by other companies of similar size and revenues to determine market rate salary using the 25th percentile results of the AEA Compensation Survey.

Short-term incentive compensation

    In addition to base salary, the Company has an incentive bonus plan which applies to the CEO, all other executive officers, the directors and salaried employees of the Company. This bonus plan has three components: (1) a quantitative measure based on the net income before income tax of the Company
(a) as a whole in the case of the CEO and certain other executive officers or (b) the subsidiary, industry segment or division of the Company for which the executive is responsible; (2) a qualitative measure, which is an evaluation of each individual's performance during the year, made by the Committee for the CEO and by the CEO for all other executive officers; and
(3) a target bonus. The Committee's approach to incentive bonuses is to establish incentives at a pay-for-performance level which allows the executive to be compensated in total at a competitive rate. Each year the Committee establishes the target bonus for the CEO and each executive officer and approves the payment of bonuses, if any, based on achieving predetermined

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

goals. The CEO and executive officers are only eligible for bonuses when the Company as a whole and/or the operating division for which such officer is responsible reports income before income taxes as a percent of revenues equal to or greater than 5%. The actual bonus for the CEO was 124% of base salary in 1995. Bonuses ranging from 11% to 103% of base salary were paid to other executive officers for 1995. Target bonuses, for 1996, ranged from 40% of salary for the CEO (up from 35% in 1995) to 30% for executive officers (up from 26.5% in 1995); the actual bonus paid, in 1996, to the CEO was 169% of his base salary and ranged from 51% to 126% of salary for the other executive officers. Actual bonus amounts for any or all officers can exceed target bonuses when the Company's (or the subsidiary, division or industry segment for which the officer is responsible) net income exceeds income goals set at the beginning of the year and an individual officer's performance exceeds a rating of 1.0, and will be less than target bonuses if the appropriate net income before taxes does not reach the specified goals or an individual officer's performance is judged to be between 0 and 1.0. Target bonuses, for 1997, ranged from 40% of salary for the CEO to 30% for executive officers. The actual bonus paid, in 1997, to the CEO was 233% of his salary and ranged from 11% to 179% of salary for the other executive officers. In 1997, the Committee and the CEO considered the improvements in revenues, net income and net income before income tax as a percent of revenues from 18% in 1995 to 21% in 1996 and 26% in 1997. The high level of the Company's income in 1996 and 1997 resulted in income factors coupled with individual performance factors being set at levels that resulted in the CEO and certain executive officers receiving total compensation for 1996 and 1997 at amounts somewhat above the 75th percentile of the AEA Compensation Survey. All salaried employees of the Company received bonuses in 1995, 1996 and 1997; such bonuses ranged from 10% of base salary to 62% of base salary in 1995, from 8% of base salary to 107% of base salary in 1996 and from 5% of base salary to 118% of base salary in 1997, exclusive of bonuses paid to executive officers.

Stock based compensation

    The Company's long-term compensation program consists of options granted under the Company's 1997 Stock Option Plan. The Committee encourages stock ownership among managers so that they have a vested interest in the growth and profitability of the Company. Stock options are used as a component of the total compensation package to reward performance, to equalize benefits with those offered by comparable companies and to encourage key personnel to remain with the Company. In addition, stock options emphasize the objective of increasing shareholder value and encouraging share ownership by management in accordance with established guidelines. In general, options granted to the CEO and executives vest in three installments over a period of approximately two to three years. The option agreements encourage the CEO and executives to own shares with a market value, at date of grant, equivalent to one times base annual compensation. If the executive does not own the required number of shares on the date the third installment would vest, the option period on all unexercised shares is shortened from ten years to two to three years.

    The Board of Directors functions as the administrative committee for the Option Plan and grants options based on its subjective determination of the relative current and future contribution that each optionee has or may make to the long-term goals of the Company. The OPTION GRANTS IN LAST FISCAL YEAR table shows the options granted to the CEO and each of the named executive officers during the 1997 fiscal year. Each option was granted at the fair market value of the Company's common stock on the date of grant. In 1997, stock options were granted to 24 key employees and directors, including the

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

CEO and named executive officers, for the purchase of 423,700 common shares at prices per share ranging from $3.50 to $20.25, which were the fair market values of the Company's Common Stock on the date the options were granted.

Benefits

    The CEO and other executive officers are not entitled to any additional benefits which are not also provided to all full-time salaried employees.


Respectfully submitted,

W.L. Hampton

John R. Howard

A.C. Lederer, Jr.

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

                              COMPENSATION OF EXECUTIVES

Summary compensation table

    The following table provides information as to the compensation paid by the Company and its subsidiaries, during fiscal years 1997, 1996 and 1995 to the chief executive officer and the four other highest paid executive officers and directors whose remuneration exceeded $100,000 in 1997.

                                          Annual            Long-term
                                       compensation        compensation
                                       ------------        ------------
             (a)            (b)      (c)         (d)        (g)          (i)
                                                        Securities    All other
          Name and                             Annual    underly-      compen-
          principal                Salary       bonus   ing options    sation
          position         Year      ($)         ($)      (#) (1)     ($) (2)
         ----------        ----     ------     ------    --------      -------

Larry Edwards,             1997     155,248    362,230    70,000        11,930
   President, Chairman     1996     146,309    247,099      -0-          4,376
   of the Board, and       1995     137,514    170,415      -0-          4,045
   Chief Executive
   Officer

James M. Harwell,          1997      98,600    176,892    30,000        10,951
   Vice President          1996      92,333    116,715      -0-          2,767
                           1995      86,587     89,413      -0-          2,547

Paul Nesrsta,              1997      95,550    150,324    30,000        10,862
   Vice President          1996      91,592    101,982      -0-          2,745
                           1995      87,003     84,222      -0-          2,559

Max T. Langley, Senior     1997     104,322    133,806    30,000        11,126
  Vice President,          1996     100,601     95,995      -0-          3,016
  Chief Financial          1995      96,753     73,828      -0-          2,846
  Officer, Secretary
  and Treasurer

Robert W. Hildenbrand,     1997      94,524     10,813    20,000         9,892
  Jr., Vice President      1996      91,514     46,759      -0-          2,743
                           1995      87,932      9,445      -0-          2,587
--------------------
In 1995, 1996 and 1997, the Company did not provide any other compensation or long-term compensation plans for executive officers, thus columns (e), (f) and (h) are omitted from the above table.


(1) Number of securities subject to options reflect the adjustment made as a result of the stock split in the form of a dividend paid by the Company to shareholders of record on September 22, 1997.

(2) Amounts shown in this column represent the Company's matching and annual profit sharing contributions to the Employee Stock Savings Plan for the benefit of the named individual.
--------------------

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

    The Company sponsors an Employee Stock Savings Plan (the "Plan"). All U.S. employees of the Company who have completed six months of service are covered by the Plan. The Plan allows an employee to contribute up to 15% of defined compensation to the Plan. Contributions to the Plan by executive officers have been limited (8% in 1997 and 1996) by provisions of the Internal Revenue Code. The Company contributes a matching amount to the Plan equal to 50% of the employee's contribution, to a maximum of 2%, for employees who contribute 2% or more. The Company also contributes, as a voluntary contribution, an amount equal to 1% of the defined compensation of all participants and, effective January 1, 1997, contributes a profit sharing amount based on the consolidated profits of the Company. The maximum profit sharing contribution is 5% of compensation. The Company's profit sharing contribution was 5% in 1997.

    The Company has no long-term compensation plans, awards or arrangements. Except for the 1997 Stock Option Plan, the Company has no stock appreciation rights or option plans and grants no options or stock rights. The Company has no long-term incentive plan, defined benefit or actuarial plan, employment contracts or termination of employment or change in control agreements with any executive officer.

Compensation to directors

    Non-employee directors are paid a fee of $1,000 per month, participate in an incentive bonus program essentially similar to the bonus program described in the Compensation Committee Report and participate in the 1997 Stock Option Plan. Incentive bonuses paid to directors are based on the Company's performance and profitability. In 1997, each director received a bonus of $18,180 in addition to their monthly fee, except that Mr. Uhrhan, who was elected to the Board of Directors in September 1997, received a bonus payment of $5,302.

Stock Option Plan

    In 1997, the Board of Directors adopted, and the shareholders approved, the 1997 Stock Option Plan ("Option Plan") for officers, directors and key employees. The objectives of the Option Plan are to promote the interests of the Company by providing incentives to officers, directors and key employees to use their best efforts on behalf of the Company and its stockholders, to reward outstanding performance, and to encourage continued employment.

    Under the Option Plan, the Board of Directors, which acts as Plan Administrator, determines the officers, directors and key employees to whom options are granted, the type of options, the number of shares covered by such options and the option vesting schedule. The Option Plan provides for the grant of stock options to purchase an aggregate of up to 1,000,000 shares of the Company's Common Stock. All options are issued at market value on the date of the grant.

    The Board of Directors granted options to purchase 423,700 shares (including 135,000 shares granted to directors) of Common Stock during 1997. At December 31, 1997, options outstanding covered a total of 350,000 shares of Common Stock. Options covering 135,000 shares were exercisable, and options covering 215,000 shares were not yet exercisable. The purchase prices for the shares covered by unexercised options ranged from $3.50 to $20.25, which was market value on the date of grant.

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

Option grants in last fiscal year

    The following table provides certain information with respect to stock options granted during the fiscal year ended December 31, 1997, under the Option Plan, to the executive officers named in the table above.

                                  % of                           Potential
                                  total                       realizable value
                                 options                          at assumed
                     Number of   granted                        annual rates of
                    securities   to em-   Exercise   Expira-      stock price
                    underlying   ployees    price     tion     appreciation for
                      options      in      $/share    date        option term
   Name             granted (1)    1997      (2)       (3)     5% ($)    10% ($)
       (a)            (#) (b)      (c)       (d)       (e)     (f)(4)    (g)(4)
-----------        ------------ --------  --------  --------   -------   ------

Larry Edwards          70,000     24.3%     3.50     2/25/07   296,800   623,000

James M. Harwell       30,000     10.4      3.50     2/25/07   127,200   267,000

Paul Nesrsta           30,000     10.4      3.50     2/25/07   127,200   267,000

Max T. Langley         30,000     10.4      3.50     2/25/07   127,200   267,000

Robert W.
  Hildenbrand, Jr.     20,000      6.9      3.50     2/25/07    84,800   178,000

--------------------
(1) Number of securities reflect the adjustment made as a result of the stock split in the form of a dividend paid by the Company to shareholders of record on September 22, 1997.

(2) Exercise price was the market price on the date of grant which was adjusted for the subsequent stock split.

(3) Approximately one-third of the options will terminate on each of 3/1/99, 3/1/01, and 3/1/02 if optionee does not own a specified number of shares on March 1, 1999.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

Aggregate option exercises in 1997 and outstanding stock option values as of December 31, 1997

    The following table discloses for the executive officers named in the above tables information regarding options to purchase the Company's Common Stock which were exercised during 1997 and options to purchase the Company's Common Stock held at the end of 1997.

                                           Number of secur-          Value of
                                            ties underlying         unexercised
                                              unexercised          in-the-money
                                               options              options at
                    Shares       Value        at 12/31/97            12/31/97
                   acquired    realized         (#) (2)               ($) (3)
                      on         upon      ---------------     ----------------
                   exercise    exercise    Exercis-  Unexer-    Exercis- Unexer-
   Name             (#) (1)       ($)       able     cisable    able    cisable
   (a)                (b)         (c)             (d)                 (e)
   ----            ---------   ---------   --------  ------     ------- --------

Larry Edwards       23,400      394,992     -0-      46,600     -0-      477,650

James M. Harwell    10,000      130,000     -0-      20,000     -0-      205,000

Paul Nesrsta          -0-             -   10,000     20,000   102,500    205,000

Max T. Langley       9,000      144,000    1,000     20,000    10,250    205,000

Robert W.
  Hildenbrand, Jr.   4,000       73,240    2,800     13,200    28,700    135,300

--------------------
(1) Options which were exercised before the stock split in the form of a dividend, which was paid to shareholders of record on September 22, 1997, have been adjusted to show the effect of the split, thus making all of the share values comparable.

(2) Number of securities reflect the adjustment made as a result of a stock split in the form of a dividend which was paid by the Company to shareholders of record on September 22, 1997.

(3) The amounts in these columns are calculated using the difference between the exercise price and the closing price ($13.75) for the Common Stock on the Nasdaq National Market on December 31, 1997 of in-the-money stock options.
--------------------

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

Performance graph

    The following performance graph compares (1) the five year cumulative total return to shareholders for the Company's Common Stock to (2) the Nasdaq Non-Financial Stocks Index (which includes the Company) and to (3) the Nasdaq Stock Market (US) CRSP Total Return Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1992 and that all dividends (the Company did not pay any dividends) were reinvested.

                               (Graph is displayed here)
                    Comparison of Five-Year Cumulative Total Return

                                            For Years Ended December 31,
                                      ----------------------------------------
                                      1992   1993   1994   1995   1996    1997
                                      ----   ----   ----   ----   ----    ----

Reliability Common Stock              $100   $245   $173   $518   $454  $1,999

Nasdaq Non-Financial Stocks            100    115    111    155    188     221

Nasdaq Stock Market Total Return       100    115    112    159    195     240

Section 16(a) beneficial ownership reporting compliance

    The Securities Exchange Act of 1934, as amended, requires that the Company's directors, executive officers and 10% stockholders (if any) report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company and representations received from persons subject to such reporting requirements, all filings were timely during the year ended December 31, 1997, except that it was determined that Mr. A.C. Lederer, Jr., a director of the Company, failed to file one Form 4 on a timely basis, but Mr. Lederer filed a Form 5 on February 4, 1998 to report the October 1997 transaction.

Compensation Committee interlocks and insider participation

    The compensation committee is composed of Messrs. Lederer, Hampton and Howard. None of such persons is an officer or employee of the Company or any of its subsidiaries. No director or executive officer of the Company serves as a director (or a member of the compensation committee or other group performing equivalent functions) of another entity, of which any executive officer or director serves as a director of the Company.

Independent auditors

    The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for 1998. Ernst & Young LLP has served as the Company's independent auditors since 1974. A representative of such firm is expected to be present at the meeting, will be given the opportunity to make a statement if he desires to do so and will respond to appropriate questions.

                               RELIABILITY INCORPORATED
                                    PROXY STATEMENT

                           THE TRANSACTION OF OTHER BUSINESS

    As of the date of this proxy statement, the Board of Directors has no knowledge of business other than that described above which will be presented for consideration at this meeting. With respect to any other business which may properly come before the meeting or any adjournment, it is intended that proxies will be voted in accordance with the judgement of the person or persons voting them.


Proposals by shareholders for 1999 annual meeting of shareholders

    Shareholders desiring to present proposals to the shareholders of the Company at the 1999 annual meeting of shareholders, and to have such proposals included in the Company's proxy statement and proxy, must submit their proposals to the Company so as to be received no later than January 4, 1999.

                                    By order of the Board of Directors,


                                             Larry Edwards
                                                Chairman

Date:  March 19, 1998


























THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED, ON WRITTEN REQUEST FROM SUCH PERSON DELIVERED TO INVESTOR RELATIONS MANAGER, P.O. BOX 218370, HOUSTON, TEXAS 77218, A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 1997.

                          RELIABILITY INCORPORATED     PROXY


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 1998.

    The undersigned hereby appoints Larry Edwards and Max T. Langley, or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of Common Stock of Reliability Incorporated (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on April 29, 1998, at the offices of the Company, at 10:00 a.m., Houston time, and any adjournment thereof:

1. Election of Directors, Nominees: Larry Edwards, W. L. Hampton, John R. Howard, Thomas L. Langford, A.C. Lederer, Jr., Philip Uhrhan

       ----   FOR                  ----  WITHHELD
     /    /   all nominees       /    /  from all nominees
     ----                       ----

FOR, except vote withheld from the following nominee(s):
       ----
     /    /
     ----            --------------------------------------------------
                     Instruction: to withhold authority to vote for an individual nominee, write that nominee's name on the line provided above.

2. In their discretion, upon such other matters as may come before the meeting or any adjournment thereof.

     You are encouraged to specify your choices by marking the appropriate boxes, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE FOR THE BOARD OF DIRECTORS' NOMINEES. The Proxies cannot vote your shares unless you sign and return this Card.

     PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL YOUR PROXY PROMPTLY.

                               RELIABILITY INCORPORATED
                                         PROXY

       All as described in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

       This proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, it will be voted "FOR" each of the proposals set forth.


                                 -----------------------------------
                                 Signature                     Date

                                 -----------------------------------
                                 Signature                     Date


                                 NOTE: Please sign exactly as your name appears on your stock certificate. When signing as an executor, administrator, trustee or other representative, please sign your full title. All joint owners should sign.